Exhibit 99.1

M. FREDDIE REISS NAMED INDEPENDENT DIRECTOR
AT TCP CAPITAL CORP.

SANTA MONICA, Calif. – August 24, 2016 – TCP Capital Corp. (“TCPC”) today announced the appointment of M. Freddie Reiss as an independent director. The addition of Mr. Reiss will expand TCPC’s Board of Directors to seven members. Mr. Reiss will serve on the Audit Committee, Governance and Compensation Committee, and Joint Transactions Committee.

Mr. Reiss has over 30 years of experience in strategic planning, M&A due diligence, cash management, forensic accounting and valuation. Mr. Reiss retired from his role as a senior managing director at FTI Consulting in 2013. Prior to joining FTI, he was a partner and west region leader at PricewaterhouseCoopers. He serves on a number of boards including Contech Engineered Solutions and Ares Dynamic Allocation Credit Fund. Mr. Reiss was an independent director and member of the audit committee of Tennenbaum Capital Partners’ Special Value Opportunities Fund. He is a Certified Public Accountant in California and New York.

“Freddie previously provided great value to us as an independent director of one of our registered funds and we are extremely pleased to have him join us a director of TCPC,” said Howard Levkowitz, TCP Capital Corp. Chairman and CEO. “Freddie’s skills are a strong complement to the Board’s existing talents and we look forward to working with him to continue generating strong returns for our shareholders.”

About TCP Capital Corp.

TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on performing credit lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company’s shelf registration statement declared effective on May 6, 2016, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

Contact

TCP Capital Corp.
 Jessica Ekeberg
310-566-1094
investor.relations@tcpcapital.com